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EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

              We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-203817, 333-184958, 333-174032, 333-158932, 333-148712, 333-145201, 333-145199, 333-85558, 333-53036 and 333-11757) of Tetra Tech, Inc. of our report dated November 18, 2015 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
Los Angeles, California
November 20, 2015

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  EXHIBIT 23